UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

PIEDMONT LITHIUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38427	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32N Main Street Suite 100 Belmont, North Carolina	28012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 461-8000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2())
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	PLL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 4, 2021, Piedmont Lithium Inc. (the “Company”) entered into an executive employment agreement (the “Agreement”) with Michael White, pursuant to which Mr. White was appointed as Executive Vice President and Chief Financial Officer of the Company.

Prior to the execution of the Agreement, Mr. White was party to an employment agreement (the “Prior Employment Agreement”) with Piedmont Lithium Carolinas, Inc. and Piedmont Lithium Limited (“Piedmont Australia”), each a wholly owned subsidiary of the Company. On May 17, 2021, Piedmont Australia completed a transaction (“Redomiciliation”) pursuant to which the business of Piedmont Australia was redomiciled in the United States and is now operated by the Company. The Agreement was entered into in connection with the Redomiciliation to supersede the Prior Employment Agreement.

Mr. White joins the Company from ChampionX Corporation, formerly Apergy Corporation, a multi-billion-dollar manufacturing, chemicals, and services company, where he served as Vice President, Chief Accounting Officer and Corporate Controller with responsibilities for leading the company’s global accounting and financial reporting. In this role, Mr. White led enterprise-wide transformation of the global controllership function, created sustainable financial reporting with key performance metrics for operational leadership, and provided financial leadership related to mergers and acquisition activities, including a successful IPO. Prior to ChampionX, Mr. White held the position of Senior Vice President, Chief Accounting Officer and Corporate Controller for Aegion Corporation, a global manufacturing and services company serving the industrial, oil and gas and water industries. Mr. White has held senior financial leadership positions throughout his 25-year career with companies primarily in the energy and technology sectors, including roles as Chief Financial Officer of Baker Energy and as a manager in the assurance practice with Ernst & Young.

Under the terms of the Agreement, Mr. White will receive an annual base salary of $350,000. The Agreement also provides that Mr. White will be eligible beginning in calendar year 2021 for a discretionary annual performance bonus of up to 50% of his annual base salary.

Upon his termination of employment, Mr. White will receive any accrued but unpaid base salary and other accrued and unpaid compensation, including any accrued but unpaid vacation. If the termination is due to a Covered Termination (as defined in the Agreement), under certain circumstances, Mr. White will be entitled to receive certain additional severance benefits.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of June 4, 2021, by and between Michael White and Piedmont Lithium Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: June 4, 2021		/s/ Michael White
	Name:	Michael White
	Title:	Executive Vice President and Chief Financial Officer